Exhibit 99.2

ClearSign Technologies Corporation Prices Underwritten Public Offering of Common Stock

Tulsa, OK. May 29, 2026 – ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and support the use of cleaner fuels including hydrogen, today announces the pricing of an underwritten public offering with primarily existing stockholders of 777,780 shares of its common stock (the “Public Offering”) at a price to the public of $4.33 per share, for gross proceeds of $3,367,787. The Company has also granted to the underwriter a 30-day option to purchase, at the same price per share as the underwriter paid for the initial shares, up to an additional 15% of the shares of common stock offered in the Public Offering to cover over-allotments in connection with the Public Offering, which if exercised in full would increase the gross proceeds to $3,872,955.51.

The Public Offering is expected to close on or about June 1, 2026, subject to customary closing conditions.

ClearSign intends to use the net proceeds from the Public Offering for working capital, research and development, marketing and sales, and general corporate purposes.

Newbridge Securities Corporation is acting as the sole book-running manager of the Public Offering.

The shares described above are being offered by ClearSign pursuant to a shelf registration statement on Form S-3 (File No. 333-288736) previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to the Public Offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov.  A final prospectus supplement describing the terms of the Public Offering will be filed with the SEC. The Public Offering will be made only by means of the prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC.  Copies of the preliminary prospectus supplement and accompanying base prospectus and, when available, the final prospectus supplement relating to this Public Offering, may be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, email: syndicate@newbridgesecurities.com, telephone: (877) 447-9625.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact constitute “forward-looking statements,” including, but not limited to, statements relating to the Company’s anticipated use of the net proceeds of the Public Offering and the timing and completion of the Public Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “intends,” “estimates,” “may,” “might,” “will” or other similar expressions to be uncertain and forward-looking. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” section of the Company’s filings with the SEC, including ClearSign’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026 and the preliminary prospectus supplement filed with the SEC on May 28, 2026 and the final prospectus supplement to be filed with the SEC. There can be no assurance that forward-looking information will prove to be accurate, as actual results could differ materially from those anticipated in such statements. Accordingly, ClearSign cautions readers not to place undue reliance on any forward-looking statements. The Company disclaims any intention to, and except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.